EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of NetHoldings.Com Inc. on Form S-8 of our report, appearing in the Annual Report on Form 10-KSB of NetHoldings.Com Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



                         /s/ BROWN ARMSTRONG RANDALL REYES PAULDEN & McCOWN
                             BROWN ARMSTRONG RANDALL REYES PAULDEN & McCOWN ACCOUNTANCY CORPORATION




Bakersfield, California
May 30, 2001